                           SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 6, 2006

                                       000-27763

                                (Commission file number)

                                 SITESTAR CORPORATION

               (Exact name of registrant as specified in its charter)

                   NEVADA                             88-0397234

      (State or other jurisdiction of    (I.R.S. Employer Identification No.)

      incorporation or organization)

                                 7109 Timberlake Road

                                  Lynchburg, VA 24502

                 (Address of principal executive offices) (Zip Code)

                                    (434) 239-4272

               (Registrant's telephone number, including area code)

                                     NOT APPLICABLE

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 1, 2006, with a closing date of January 6, 2006, Registrant entered into a Definitive Agreement acquiring the Common Stock of Netrover, Inc. a Canadian corporation.  The deal consists of the acquisition of all of the issued and outstanding shares of Netrover, Inc.’s stock and a non-compete agreement of the company.  The total purchase price was $604,535 which represented the fair value of the stock acquired.  The transaction also consisted of a non-interest bearing promissory note of $403,551 payable over twelve months, amortized over twenty four months with a balloon payment in the twelfth month and a down payment consisting of 2,000,000 shares of the Registrant’s common stock at Closing.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(c)  Exhibits

The exhibits listed in the Exhibit Index filed as part of this report are filed as part of and are included in this report pursuant to Item 601 of Regulation  S-B.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 9, 2006

                                    SITESTAR CORPORATION

                                    By:  /s/ Frank Erhartic

                                         ------------------

                                    Name:  Frank Erhartic

                                    Title: President

                                  EXHIBIT  INDEX

Exhibit  No.               Description  of  Exhibit

-----------                ------------------------

10.1                Stock Purchase Agreement by and between SITESTAR CORPORATION and ISOMEDIA, INC., a Washington corporation, for the purchase of all of the issued and outstanding shares of stock of Netrover, Inc., an Ontario, Canada corporation, effective on January 1, 2006.